INVESTMENT OPTIONS CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

ALLOCATION GUIDELINES:
•	[Currently, you can select up to [15] of the Investment Options.]
•	[Allocations must be made in whole percentages.]

INVESTMENT OPTIONS:
VARIABLE ACCOUNT:                                             [Allianz Life Variable Account B]
Shown below are the Investment Options.

[AZL MVP Balanced Index Strategy Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund
AZL MVP BlackRock Global Allocation V.I. Fund]

S40843                                                                                                                                          [Income Focus]